Exhibit 10.5
RESTRICTED UNIT AGREEMENT PURSUANT TO THE
ARES MANAGEMENT CORPORATION
2023 EQUITY INCENTIVE PLAN
THIS AGREEMENT (the “Agreement”) is entered into as of [____] (the “Grant Date”), by and between Ares Management Corporation, a Delaware corporation (the “Company”), and [____] (the “Participant”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Ares Management Corporation 2023 Equity Incentive Plan (the “Plan”).
W I T N E S S E T H:
WHEREAS, the Company has adopted the Plan, a copy of which has been delivered to the Participant, which is administered by the Committee;

WHEREAS, pursuant to Article VII of the Plan, the Committee may grant Other Share-Based Awards to Non-Employee Directors under the Plan, including restricted units that represent the right to receive Common Shares; and

WHEREAS, the Participant is a Non-Employee Director under the Plan.

NOW, THEREFORE, the parties agree as follows:
1.    Grant of Restricted Units.
Subject to the restrictions and other conditions set forth herein, the Committee hereby grants to the Participant the right to receive [____] Common Shares (the “Restricted Units”) as of the Grant Date. Each Restricted Unit is an Other Share-Based Award under the Plan that represents an unfunded, unsecured right of the Participant to receive a Common Share on the Vesting Dates specified in Section 2 herein.
2.    Vesting and Payment.
    The Restricted Units shall vest in [____] equal installments on each of the first [____] anniversar[y][ies] of the Grant Date (the “Vesting Dates”); provided that the Participant has not had a Termination prior to the applicable Vesting Date. There shall be no proportionate or partial vesting in the periods prior to each Vesting Date. All unvested Restricted Units will be forfeited without compensation on the Participant’s Termination for any reason.
(a)    The Company shall, on or within 30 days following a Vesting Date with respect to any Restricted Unit, deliver (or cause to be delivered) to the Participant one Common Share with respect to each vested and outstanding Restricted Unit, as settlement of such Restricted Unit and each such Restricted Unit shall thereafter be cancelled.
3.    Dividend Equivalents.
With respect to ordinary cash dividends in respect of Common Shares covered by any outstanding Restricted Units, the Participant will have the right to receive an amount in cash equal to (i) the amount of any ordinary cash dividend paid with respect to a Common Share, multiplied by (ii) the number of Common Shares covered by such Restricted Units, payable at the time such dividend is paid to holders of Common Shares generally (a “Dividend Equivalent Payment”). In no event shall a Dividend Equivalent Payment be made that would result in the Participant receiving both the Dividend Equivalent Payment and the actual dividend with respect to a Restricted Unit and the corresponding Common Share.
4.    Restricted Unit Transfer Restrictions.
Unless otherwise determined by the Committee, Restricted Units may not be Transferred by the Participant other than by will or by the laws of descent and distribution, and any other purported Transfer shall be void and unenforceable against the Company and its Affiliates.
5.    Change in Control.
The Restricted Units shall not accelerate and vest upon a Change in Control unless otherwise determined by the Committee. The provisions in the Plan regarding a Change in Control shall apply to the Restricted Units.
6.    Rights as a Stockholder.
The Participant shall have no rights as a stockholder with respect to Common Shares covered by Restricted Units.
7.    Provisions of Plan Control.
This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
8.    Notices.
All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:
(a)    Unless otherwise specified by the Company in a notice delivered by the Company in accordance with this section, any notice required to be delivered to the Company shall be properly delivered if delivered to:
Ares Management Corporation
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: General Counsel
(b)    If to the Participant, to the address on file with the Company.
Any notice, demand or request, if made in accordance with this section shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail, or foreign equivalent; or (iii) on the first business day following the date of deposit if delivered by a nationally or internationally recognized overnight delivery service.

9.    No Right to Directorship.
None of this Agreement, the Plan or the grant of Restricted Units hereunder shall (a) guarantee that the Participant will serve as a director of the Company or any Affiliate for any specific time period or (b) modify or limit in any respect the Company’s or any Affiliate’s right to terminate or modify the Participant’s service or compensation.
10.    Transfer of Personal Data.
The Participant authorizes, agrees and unambiguously consents to the transmission by the Company of any personal data information related to the Restricted Units awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country. This authorization/consent is freely given by the Participant.
11.    Withholding.
The Participant hereby authorizes the Company, or an Affiliate thereof to which the Participant provides services, to satisfy applicable income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax-Related Items”), with respect to any issuance, transfer, or other taxable event under this Agreement or the Plan by withholding from the proceeds of the sale of Common Shares acquired upon settlement of the Restricted Units either through a voluntary sale authorized by the Company or through a mandatory sale arranged by the Company or any of its Affiliates on the Participant’s behalf pursuant to this authorization, to cover the amount of such Tax Related Items. The Participant further authorizes the Company or the applicable Affiliate to take such action as may be necessary in the opinion of the Company or the applicable Affiliate to withhold from any compensation or other amount owing to the Participant to satisfy all obligations for the payment of such Tax-Related Items. Without limiting the foregoing, the Committee may, from time to time, permit the Participant to make arrangements prior to any Vesting Date described herein to pay the applicable Tax-Related Items in a manner prescribed by the Committee prior to the applicable Vesting Date, including by cash, check, bank draft or money order. The Participant acknowledges that, regardless of any action taken by the Company or any of its Affiliates the ultimate liability for all Tax-Related Items, is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its Affiliates. The Company may refuse to issue or deliver the Common Shares or the proceeds from the sale of Common Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
12.    Dispute Resolution.
(a)    The exclusive remedy for determining any and all disputes, claims or causes of action, in law or equity, arising out of or related to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof will, to the fullest extent permitted by law, be determined by: (i) the dispute resolution provisions in any board services or similar agreement, between the Company or any Affiliate and the Participant or, if none, (ii) the Company’s or Affiliate’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s service to the Company or, if none, (iii) by final, binding and confidential arbitration in [Los Angeles, California][New York, New York], before one arbitrator, conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. (“JAMS”), or its successor. If disputes are settled pursuant to prong (iii) of this Section 12, Section 12(b) shall apply.
(b)    Disputes shall be resolved in accordance with the Federal Arbitration Act, 9 U.S.C. §§1—16, and JAMS’ Comprehensive Arbitration Rules and Procedures then in effect. The arbitrator will have the same, but no greater, remedial authority than would a court of law and shall issue a written decision including the arbitrator’s essential findings and conclusions and a statement of the award. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. This agreement to resolve any disputes by binding arbitration extends to claims by or against the Company or any of its Affiliates or any of their respective past or present representatives and applies to claims arising out of federal, state and local laws, including claims of alleged discrimination on any basis, as well as to claims arising under the common law. The prevailing party in any such arbitration proceeding, as determined by the arbitrator, or in any proceeding to enforce the arbitration award, will be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including the arbitrator’s compensation), expenses and attorneys’ fees. If no party entirely prevails in such arbitration or proceeding, the arbitrator or court shall apportion an award of such fees based on the relative success of each party. In the event of a conflict between this provision and any provision in the applicable rules of JAMS, the provisions of this Agreement will prevail.
13.    Section 409A.
The Restricted Units are intended to comply with or be exempt from the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent; provided, that the Company does not guarantee to the Participant any particular tax treatment of the Restricted Units. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A or any damages for failing to comply with Section 409A. Dividend Equivalent Payments shall be treated separately from the Restricted Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.
14.    Miscellaneous.
(a)    Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
(b)    Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
(c)    Counterparts; Electronic Acceptance. This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission), all of which taken together shall constitute one contract. Alternatively, this Agreement may be granted to and accepted by the Participant electronically.
(d)    Interpretation. Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.
(e)    No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
(f)    Waiver. The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
15.    Language.
If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
16.    Clawback.
Notwithstanding any provision in this Agreement or the Plan to the contrary, to the extent required by (a) any applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards, and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Shares issued or any benefits received hereunder shall be subject to clawback, rescission, payback, reduction, forfeiture, repurchase, recoupment, cancellation, remuneration adjustment and/or other similar action to the extent necessary to comply with any such law(s) and/or policy of the Company or any of the Company’s Affiliates. The Participant’s acceptance of an Award will constitute: (i) the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any applicable Company, or any of the Company’s Affiliate’s, clawback or similar policy that may apply to the Participant, whether adopted before or after the date of grant, and any applicable law relating to clawback, rescission, payback, reduction, forfeiture, repurchase, recoupment, cancellation, remuneration adjustment and/or other similar action of compensation, and (ii) the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law without further consideration or action.
17.    NO ACQUIRED RIGHTS.
THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT: (A) THE COMPANY MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) THE AWARD OF RESTRICTED UNITS MADE UNDER THIS AGREEMENT IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS MADE AT THE SOLE DISCRETION OF THE COMPANY; (C) NO PAST GRANTS OR AWARDS (INCLUDING THE RESTRICTED UNITS AWARDED HEREUNDER) GIVE THE PARTICIPANT ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER; AND (D) BY PARTICIPATING IN THE PLAN AND RECEIVING AN AWARD PURSUANT TO THIS AGREEMENT, THE PARTICIPANT WAIVES ALL RIGHTS TO COMPENSATION FOR ANY LOSS IN RELATION TO THE PLAN OR THIS AGREEMENT, INCLUDING ANY LOSS OF RIGHTS IN ANY CIRCUMSTANCES.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ARES MANAGEMENT CORPORATION

By:
Name:
Title:

Participant Name:

Signature Page to Form of Director Restricted Unit Agreement